Exhibit 99.1

NEWS RELEASE

RLI Corp. 9025 N. Lindbergh Dr. | Peoria, IL 61615-1499 Phone: 309-692-1000 | Fax: 309-692-1068 www.rlicorp.com

FOR IMMEDIATE RELEASE	CONTACT: Aaron Jacoby (309) 693-5880 Aaron_Jacoby@rlicorp.com www.rlicorp.com

Record Second Quarter for RLI

        PEORIA, Ill., July 14 /PRNewswire-FirstCall/ — RLI Corp. (NYSE: RLI) announced quarterly net earnings of $18.4 million ($0.71 per diluted share), a 19% improvement over the $15.4 million ($0.60 per diluted share) posted in the second quarter last year. The total dollar and per-share amounts were second quarter records. Quarterly operating earnings of $17.1 million ($0.66 per share) rose 21% from last year’s $14.1 million ($0.55 per share) result, and set all-time total dollar and per-share records.

        Through six months, RLI posted net earnings of $35.3 million ($1.35 per share), an 18% gain over last year’s $29.8 million ($1.16 per share). Operating earnings of $32.5 million ($1.25 per share) were 15% better than the $28.3 million ($1.10 per share) reported last year. These set all-time midyear total dollar and per-share records.

        As of June 30, shareholders’ equity reached $569.7 million, book value per share was $22.59, and assets stood at $2.2 billion.

Underwriting profits grow

        RLI’s quarterly underwriting profits were $11.8 million on a 90.7 net GAAP combined ratio versus the $7.4 million gain on a 93.4 combined ratio for the same period last year. The company’s property segment was the catalyst behind these results; it posted a 66.1 combined ratio. The casualty segment recorded its sixth straight profitable quarter with a 95.9 combined ratio. Surety results improved more than 11 points, achieving a combined ratio of 100.8.

        Net premiums earned grew 11.7% for the quarter, to $126.9 million, and resulted in consolidated revenue of $142.1 million, an increase of 12.4%. Gross premiums written rose 5% from the same period one year ago, to $199.6 million. Segment performance included an increase in surety gross premiums of 16%, a rise in casualty writings of 6%, and flat results for property business.

        “We like the way 2004 is going; it is still an attractive market for specialty writers such as RLI,” said RLI President & CEO Jonathan E. Michael. “Our disciplined property underwriters have been able to continue posting outstanding, profitable results. Casualty writings are still benefiting from a strong marketplace that offers opportunity for both growth and positive results. Surety’s growth is encouraging as it comes from commercial business, an area that has traditionally posted profits.”

Investment income rises

        Investment income reached $13.4 million, a 23% increase over the second quarter of last year due to the strength of cash flows and the proceeds from the December 2003 debt offering. Invested assets grew 6%, which helped push the company’s investment portfolio to more than $1.4 billion.

        The company’s consolidated investment portfolio generated a 0.3% total return year to date. The equity portfolio registered a 1.7% return for the quarter, 3.6% year to date. This increase was more than offset by RLI’s bond portfolio performance, which dropped 2.7% in the second quarter, as it was adversely affected by rising interest rates. The bond portfolio has dropped 0.5% through June 30, 2004.

        Comprehensive earnings, which include after-tax unrealized gains/losses from the investment portfolio, posted a loss of $3.6 million for the quarter ($0.14 per share). Through six months, comprehensive earnings stood at $20.9 million ($0.80 per share).

Other quarterly news

        RLI’s rating for its principal insurance subsidiaries was upgraded to A+ (Superior) by A.M. Best Company. This upgrade applies to all three RLI insurance subsidiaries: RLI Insurance Company, Mt. Hawley Insurance Company, and RLI Indemnity Company. Concurrently, Best upgraded the debt rating of RLI’s existing $100 million 5.95% senior unsecured notes, due January 2014, to “a-” from “bbb+.”

        Also during the quarter, the company’s directors declared a $0.13 per share cash dividend, which was an 18% increase from the $0.11 per-share dividend declared last quarter. The dividend will be paid on July 15, 2004, to shareholders of record as of June 30, 2004.

        At 3:15 p.m. CDT today, July 14, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at RLI’s website, www.rlicorp.com, or through http://www.firstcallevents.com/service/ajwz408058096gf12.html .

        Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) which are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2003.

        RLI Corp., through its subsidiary insurance companies, underwrites selected property and casualty insurance products. For additional information, contact RLI Treasurer Aaron Jacoby at (309) 693-5880 or at aaron_jacoby@rlicorp.com .

RLI CORP.
2004 FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003	% Change	2004	2003	% Change
SUMMARIZED INCOME STATEMENT DATA:
Net premiums earned	$ 126,876	$113,626	11.7%	$ 252,774	$222,772	13.5%
Net investment income	13,362	10,890	22.7%	25,677	21,550	19.2%
Net realized investment gains	1,887	1,943	-2.9%	4,323	2,352	83.8%

Consolidated revenue	142,125	126,459	12.4%	282,774	246,674	14.6%
Loss and settlement expenses	73,554	70,241	4.7%	148,785	133,527	11.4%
Policy acquisition costs	32,399	28,807	12.5%	65,194	58,311	11.8%
Other insurance expenses	9,144	7,148	27.9%	16,196	13,832	17.1%
Interest expense on debt	1,666	204	716.7%	3,406	447	662.0%
General corporate expenses	1,163	932	24.8%	2,448	2,049	19.5%

Total expenses	117,926	107,332	9.9%	236,029	208,166	13.4%

Equity in earnings of unconsolidated investee	1,838	2,367	-22.3%	3,072	3,543	-13.3%

Earnings before income taxes	26,037	21,494	21.1%	49,817	42,051	18.5%
Income tax expense	7,669	6,102	25.7%	14,506	12,223	18.7%

Net Earnings	$ 18,368	$ 15,392	19.3%	$ 35,311	$ 29,828	18.4%

Other comprehensive earnings (loss), net of tax	(21,981)	25,317	-186.8%.	(14,394)	19,900	-172.3%

Comprehensive earnings (loss)	$ (3,613)	$ 40,709	-108.9%	$ 20,917	$ 49,728	-57.9%

Operating Earnings:(1)
Net Earnings	$ 18,368	$ 15,392	19.3%	$ 35,311	$ 29,828	18.4%
Less: Realized investment gains, net of tax	1,227	1,263	-2.9%	2,810	1,529	83.8%

Operating earnings	$ 17,141	$ 14,129	21.3%	$ 32,501	$ 28,299	14.8%

Return on Equity:
Net earnings (trailing four quarters)				14.0%	11.1%

Comprehensive earnings (trailing four quarters)				12.6%	13.6%

Per Share Data
Diluted:
Weighted average shares outstanding (in 000’s)	26,035	25,808		26,076	25,731
EPS from operations (1)	$ 0.66	$ 0.55	20.0%	$ 1.25	$ 1.10	13.6%
Realized gains, net of tax	0.05	0.05	0.0%	0.10	0.06	66.7%

Net earnings per share	$ 0.71	$ 0.60	18.3%	$ 1.35	$ 1.16	16.4%

Comprehensive earnings (loss) per share	$ (0.14)	$ 1.58	-108.9%	$ 0.80	$ 1.93	-58.5%

Cash dividends per share	$ 0.13	$ 0.10	30.0%	$ 0.24	$ 0.19	26.3%
(1)	Operating earnings and EPS from operations consist of our net earnings reduced by after-tax realized investment gains/losses. This measure is useful in gauging our core operating performance across reporting periods, but may not be comparable to the definition of operating earnings used by all companies.

RLI CORP.
2004 FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003	% Change	2004	2003	% Change
Total Gross Revenues
Gross premiums written	$199,643	190,084	5.0%	$382,555	$364,008	5.1%
Net investment income	13,362	10,890	22.7	25,677	21,550	19.2%
Net realized investment gains	1,887	1,943	-2.9%	4,323	2,352	83.8%

Total	$214,892	$202,917	5.9%	$412,555	$387,910	6.4%

Net Cash Flow from Operations	$64,028	$ 6,886	829.8%	$ 97,045	$ 47,660	103.6%

	June 30, 2004	December 31, 2003	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income and short-term investments	$1,118,989	$1,057,339	5.8%
(amortized cost - $1,125,191 at 6/30/04)
(amortized cost - $1,038,855 at 12/31/03)
Equity securities	297,414	276,021	7.8%

(cost - $163,749 at 6/30/04)
(cost - $144,550 at 12/31/03)
Total investments	1,416,403	1,333,360	6.2%
Premiums and reinsurance balances receivable	147,996	152,860	-3.2%
Ceded unearned premiums	100,939	101,748	-0.8%
Reinsurance recoverable on unpaid losses	400,220	372,048	7.6%
Deferred acquisition costs	68,647	63,737	7.7%
Property and equipment	18,138	18,616	-2.6%
Investment in unconsolidated investee	`33,947	30,683	10.6%
Goodwill	26,214	26,214	0.0%
Other assets	27,334	35,098	-22.1%

Total assets	$2,239,838	$2,134,364	4.9%

Unpaid losses and settlement expenses	1,001,980	903,441	10.9%
Unearned premiums	375,625	367,642	2.2%
Reinsurance balances payable	69,468	92,382	-24.8%
Short-term debt	47,062	47,560	-1.0%
Long-term debt - bonds payable	100,000	100,000	0.0%
Income taxes - deferred	28,437	38,818	-26.7%
Other liabilities	47,584	30,387	56.6%
Total liabilities	1,670,156	1,580,230	5.7%

Shareholders’ equity	569,682	554,134	2.8%

Total liabilities & shareholders’ equity	$2,239,838	$2,134,364	4.9%

Common shares outstanding (in 000's)	25,216	25,165
Book Value per share	$22.59	$22.02	2.6%
Closing stock price per share	$36.50	$37.46	-2.6%
Statutory Surplus	$595,164	$546,586	8.9%

RLI CORP.
2004 FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share amounts)

UNDERWRITING SEGMENT DATA
(in thousands)

	Property	GAAP Ratios	Surety	GAAP Ratios
Three Months Ended June 30, 2004
Gross premium written	$52,321		$15,033
Net premium written	28,285		14,115
Net premium earned	24,125		11,986
Net loss & settlement expenses	6,529	27.1%	4,629	38.6%
Net operating expenses	9,412	39.0%	7,458	62.2%

Underwriting income (loss)	$ 8,184	66.1%	$(101)	100.8%

2003
Gross premium written	$52,425		$12,909
Net premium written	28,193		10,872
Net premium earned	26,797		11,785
Net loss & settlement expenses	10,304	38.5%	5,564	47.2%
Net operating expenses	8,830	33.0%	7,632	64.8%

Underwriting income(loss)	$ 7,663	71.5%	$(1,411)	112.0%

	Casualty	GAAP Ratios	Total	GAAP Ratios
Three Months Ended June 30, 2004
Gross premium written	$132,289		$199,643
Net premium written	96,001		138,401
Net premium earned	90,765		126,876
Net loss & settlement expenses	62,396	68.7%	73,554	58.0%
Net operating expenses	24,673	27.2%	41,543	32.7%

Underwriting income (loss)	$ 3,696	95.9%	$11,779	90.7%

2003
Gross premium written	$124,750		$190,084
Net premium written	80,603		119,668
Net premium earned	75,044		113,626
Net loss & settlement expenses	54,373	72.5%	70,241	61.8%
Net operating expenses	19,493	26.0%	35,955	31.6%

Underwriting income(loss)	$ 1,178	98.5%	$ 7,430	93.4%

UNDERWRITING SEGMENT DATA
(in thousands)

	Property	GAAP Ratios	Surety	GAAP Ratios
Six Months Ended June 30, 2004
Gross premium written	$102,140		$27,955
Net premium written	52,532		25,849
Net premium earned	49,507		23,415
Net loss & settlement expenses	14,700	29.7%	9,049	38.6%
Net operating expenses	18,678	37.7%	14,493	61.9%

Underwriting income (loss)	$ 16,129	67.4%	$(127)	100.5%

2003
Gross premium written	$100,584		$26,468
Net premium written	54,714		22,081
Net premium earned	54,129		24,138
Net loss & settlement expenses	16,777	31.0%	11,840	49.1%
Net operating expenses	18,409	34.0%	15,502	64.2%

Underwriting income(loss)	$ 18,943	65.0%	$(3,204)	113.3%

	Casualty	GAAP Ratios	Total	GAAP Ratios
Six Months Ended June 30, 2004
Gross premium written	$252,460		$382,555
Net premium written	183,186		261,567
Net premium earned	179,852		252,774
Net loss & settlement expenses	125,036	69.5%	148,785	58.9%
Net operating expenses	48,219	26.8%	81,390	32.2%

Underwriting income (loss)	$ 6,597	96.3%	$ 22,599	91.1%

2003
Gross premium written	$236,956		$364,008
Net premium written	148,969		225,764
Net premium earned	144,505		222,772
Net loss & settlement expenses	104,910	72.6%	133,527	59.9%
Net operating expenses	38,232	26.5%	72,143	32.4%

Underwriting income(loss)	$ 1,363	99.1%	$ 17,102	92.3%